SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange act 1934

September 19, 2008

(Date of report/date of earliest event reported)

CONSUMERS BANCORP, INC.

(Exact name of registrant as specified in its charter)

OHIO	033-79130	34-1771400
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

614 East Lincoln Way

P.O. Box 256

Minerva, Ohio 44657

(Address of principal executive offices)

(330) 868-7701

(Registrant’s telephone number)

N/A

(Former name of former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 22, 2008, Consumers Bancorp, Inc. (the “Company”) announced that Steven L. Muckley’s service as Chief Executive Officer of the Company would cease as of September 19, 2008. On that same date, Mr. Muckley resigned as a Director of Consumers Bancorp, Inc. and Consumers National Bank.

Effective September 19, 2008, the Board of Directors appointed Ralph J. Lober, II, age 41, the Company’s current President and Chief Operating Officer, to succeed Mr. Muckley as Chief Executive Officer.

Mr. Lober is a member of the Board of Directors of the Company and first joined the Company in 2007 as Executive Vice President and Chief Operating Officer. Prior to that time, Mr. Lober served as Executive Vice President and Chief Financial Officer at Morgan Bank National Association between 2001 and 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Consumers Bancorp, Inc.

Date: September 22, 2008	/s/ Ralph J. Lober, II
Ralph J. Lober, II Chief Executive Officer,
President and Chief Operating Officer